                               RECORD OF ACTION




     In accordance with the authority granted by a resolution of the Board of Directors of Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)") on October 29, 1998, which resolution is still in force and effect, the undersigned President and Vice President and Actuary of Sun Life (U.S.) authorize the establishment of a separate account for the purpose of issuing flexible premium variable life insurance contracts. This separate account will be known as Sun Life of Canada (U.S.) Variable Account 1 and is established this 1st day of December, 1998.



DATED: December 1, 1998

                                       SUN LIFE ASSURANCE COMPANY
                                         OF CANADA (U.S.)


                                       BY:  /s/ C. James Prieur
                                           ----------------------------------
                                            C. James Prieur, President


                                       BY:  /s/ Robert P. Vrolyk
                                           ----------------------------------
                                            Robert P. Vrolyk, Vice President
                                            and Actuary